SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the
                        Securities Exchange Act of 1934

Filed by Registrant        [ x ]

Filed by a Party other than the Registrant  [   ]

Check the appropriate box:

[   ]  Preliminary Proxy Statement

[   ]  Confidential, for Use of the Commission Only
       (as permitted by Rule 14a-6(e)(2))

[ X ]  Definitive Proxy Statement

[   ]  Definitive Additional Materials

[   ]  Soliciting Material Pursuant to ss. 240.14A-11(c) or ss. 240.14a-12

                           PAR Technology Corporation
- --------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

- ------------------------------------------------------------------------------
       (Name of Person(s) Filing Proxy Statement if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

[ ] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(2) or
    Item 22(a)(2) of Schedule 14A.

[ ] $500 per each party to the controversy pursuant to Exchange Act Rule
    14a-6(i)(3).

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    1)  Title  of  each  class  of  securities  to  which  transaction  applies:
        ________________________.

    2)  Aggregate   number  of   securities   to  which   transaction   applies:
        _______________________.

    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
        _______________________.

    4)  Proposed      maximum      aggregate      value     of      transaction:
        _______________________.

    5)  Total fee paid: _______________________.

[X] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee  is  offset as  provided  by  Exchange  Act
    Rule 0-11(a)(2) and identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1) Amount Previously Paid: __________________________.

    2) Form, Schedule or Registration Statement No.: ___________________.

    3) Filing Party: ___________________________________.

    4) Date  Filed:   ____________________________________.

================================================================================
Notice and Proxy Statement
Annual Meeting of Shareholders


[GRAPHIC -- Company Logo]

                PAR Technology Corporation
                8383 Seneca Turnpike, New Hartford, NY 13413-4991


Notice of Annual Meeting of
Shareholders to be Held on
Tuesday, June 4, 1996
================================================================================

The Annual Meeting of Shareholders of PAR Technology Corporation (the "Company") is scheduled to be held at the main office of the Company at 8383 Seneca Turnpike, New Hartford, New York on June 4, 1996, at 4:00 PM, local prevailing time, for the following purposes:

1. To elect one Director of the Company for a term of office to expire at the third succeeding Annual Meeting of Shareholders;

2. To consider and act upon a proposal to amend the Company's Amended Certificate of Incorporation to increase the authorized number of shares of Common Stock of the Company from 12,000,000 shares to 19,000,000 shares; and to increase the authorized number of shares of Preferred Stock from 500,000 shares to 1,000,000 shares;

3. To ratify the selection of Price Waterhouse LLP as the independent accountants for the Company for the year 1996; and

4.   Such other business as may properly come before the Meeting.

Only holders of record of the Company's Common Stock at the close of business on May 7, 1996 will be entitled to vote at the Meeting.

Whether or not you plan to attend the Meeting, we suggest you complete the enclosed proxy card, and sign, date and return it promptly so your shares will be represented. Any person giving a proxy has the power to revoke it at any time before it is exercised and Shareholders of record who are present at the Meeting may withdraw their proxies and vote in person.

                                         By Order of the Board of Directors



                                         Gregory T. Cortese
                                         Secretary


New Hartford, New York
May 13, 1996


PLEASE COMPLETE, DATE, SIGN AND RETURN PROMPTLY THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.
================================================================================

================================================================================
[GRAPHIC -- COMPANY LOGO]

         PAR Technology Corporation
         8383 Seneca Turnpike, New Hartford, NY  13413-4991


May 13, 1996

PROXY STATEMENT
================================================================================

The enclosed proxy is solicited by the Board of Directors of PAR Technology Corporation (the "Company") for use at the Annual Meeting of Shareholders to be held at 4:00 PM, local prevailing time, on June 4, 1996, and at any adjournment thereof.

Please complete, sign, date and return the enclosed proxy. When proxies in the form enclosed are returned properly executed, the shares represented thereby will be voted in accordance with the directions of the Shareholder. When no direction has been given by the Shareholder, the proxy will be voted FOR the election of the Director named below, FOR the approval of the amendment to the Company's Certificate of Incorporation and FOR the ratification of Price Waterhouse LLP as independent accountants for 1996. The proxy solicited hereby may be revoked at any time prior to its exercise by executing and returning a proxy bearing a later date, by giving written notice of revocation to the Secretary of the Company at the address set forth above, or by attending the Meeting and voting in person.

The cost of preparing and mailing this Notice and Proxy Statement and the enclosed proxy will be borne by the Company. In addition to the use of the mails, some of the officers, Directors and regular employees of the Company may solicit proxies in person, by telephone or telegraph and may solicit brokers and other persons holding shares beneficially owned by others to procure from the beneficial owners consents to the execution of proxies. The Company will reimburse such brokers and other persons their reasonable fees and expenses for sending solicitation material to principals and obtaining their instructions.

The Company's Annual Report to its Shareholders for the year ended December 31, 1995, including audited financial statements, accompanies this Proxy Statement. That report is not incorporated in this Proxy Statement by reference. The approximate date on which this Proxy Statement and the accompanying form of proxy are first being sent or given to security holders is May 13, 1996.


              RECORD DATE, OUTSTANDING COMMON STOCK, VOTING RIGHTS


Only Shareholders of record at the close of business on May 7, 1996, will be entitled to vote at the Annual Meeting or any adjournments thereof. As of that date, there were 7,752,178 shares of the Company's Common Stock outstanding and entitled to vote. The holders of shares representing 3,876,090 votes, represented in person or by proxy, shall constitute a quorum to conduct business.

Each share of Common Stock entitles the holder thereof to one vote on all matters to come before the Meeting including the election of the Director.

A Shareholder may, with respect to the election of the Director (i) vote for the nominee named herein, or (ii) withhold authority to vote for such nominee. The election of directors requires a plurality of the votes cast. Accordingly, withholding authority to vote for the Director nominee will not prevent him from being elected.

A Shareholder may, with respect to the approval of the amendment to the Company's Certificate of Incorporation and the ratification of the selection of Price Waterhouse LLP as independent accountants: (i) vote "FOR", (ii) vote "AGAINST" or (iii) "ABSTAIN" from voting. An affirmative vote of the holders of a majority of outstanding shares of Common Stock shall be required to approve the amendment to the Certificate of Incorporation described in Proposal 2 herein. A majority of the votes cast by the holders of shares of capital stock present or represented by proxy and entitled to vote thereon (a quorum being present) is required to ratify the selection of independent accountants. A vote to abstain from voting on these proposals has the legal effect of a vote against the matter.

A proxy may indicate that all or a portion of the shares represented by such proxy are not being voted with respect to a particular matter. This could occur, for example, when a broker or bank is not permitted to vote stock held in street name on certain matters in the absence of instructions from the beneficial owner of the stock. These "non-voted shares" will be considered shares not present and entitled to vote on such matters, although such shares may be considered present and entitled to vote for other purposes and will count for purposes of determining the presence of a quorum. Non-voted shares will not affect the determination of the outcome of the vote on any proposal to be decided at the meeting.


                              ELECTION OF DIRECTOR

Under the Company's Certificate of Incorporation, the members of the Board are divided into three classes with approximately one-third of the Directors standing for election at each Annual Meeting of Shareholders. The Directors are elected for a three-year term of office, and will hold office until their respective successors have been duly elected and qualified. The class of Directors which was elected to hold office until the 1996 Annual Meeting of Shareholders consists of one Director. Therefore, at this meeting, one Director will be elected for a three-year term expiring at the 1999 Annual Meeting. Unless a contrary direction is indicated, shares represented by valid proxies in the accompanying form will be voted FOR the election of the nominee named below. The nominee for Director named below is currently a member of the Board.

The Board of Directors has no reason to believe that the nominee will be unable or unwilling to serve if elected. In the event that the nominee named below shall become unable or unwilling to accept nomination or election as a Director, it is intended that such shares will be voted, by the persons named in the enclosed proxy, for the election of the substitute nominee selected by the Board, unless the Board should determine to reduce the number of Directors pursuant to the By-Laws of the Company.

The names of each of the Directors and the nominee, their ages as of May 13, 1996, the year each first became a Director, their principal occupations during at least the past five years, other Directorships held by each as of the date hereof and certain other biographical information are as set forth below by class, in order of the next class to stand for election.

                 NOMINEE FOR ELECTION TO THE BOARD OF DIRECTORS

         For a Term Expiring at the 1999 Annual Meeting of Shareholders

DR. JAMES C. CASTLE              Chairman and CEO
                                 U.S. Computer Services Corporation

Dr. Castle, age 59, was appointed a Director of the Company as of December 1, 1989. He has been Chairman and CEO of U.S. Computer Services Corporation since August 1992. From August 1991 until assuming his current position with U.S. Computer Services Corporation, Dr. Castle was President, Office of the Chief Executive of Teradata Corporation. He currently also serves as a Director of Leasing Solutions, Inc. and ADC Telecommunications, Inc.


             MEMBERS OF THE BOARD OF DIRECTORS CONTINUING IN OFFICE

            Term Expiring at the 1997 Annual Meeting of Shareholders

MR. SANGWOO AHN      Partner
                     Morgan Lewis Githens and Ahn
                     Investment Bankers

Mr. Ahn, age 57, is one of the founders of the investment banking firm of Morgan Lewis Githens and Ahn. He has held the above position since 1984. Mr. Ahn is also a Director of Quaker Fabric Corporation, Haynes International, Inc., Kaneb Services Inc., Kaneb Pipe Line Partners, L.P., ITI Technologies, Inc. and Stuart Entertainment, Inc. Mr. Ahn has been a Director of the Company since March 1986.


MR. J. WHITNEY HANEY          President
                              PAR Microsystems Corporation

Mr. Haney, age 61, joined PAR Microsystems Corporation as a full-time employee on February 1, 1988. Mr. Haney had been a Director of PAR Microsystems since September 1, 1987. On April 1, 1988, Mr. Haney assumed the position of President of PAR Microsystems and was appointed a Director of the Company. Prior to joining the Company, Mr. Haney was Vice President of Engineering - Scientific Business Unit at Xerox Corporation.


            Term Expiring at the 1998 Annual Meeting of Shareholders

DR. JOHN W. SAMMON, JR.                      Chairman of the Board and President

Dr. Sammon, age 57, is the founder of the Company and has been the President and a Director since its incorporation in 1968. He was elected Chairman of the Board in 1983. Dr. Sammon also currently holds various positions with one or more subsidiaries of the Company.


MR. CHARLES A. CONSTANTINO                              Executive Vice President

Mr. Constantino, age 56, has been a Director of the Company since 1970 and has been Executive Vice President since 1974. He also holds various positions with one or more subsidiaries of the Company.

Board of Directors and Committees

The business of the Company is under the general direction of the Board as provided by the By-Laws of the Company and the laws of Delaware, the state of incorporation. The Board met six times during the fiscal year ended December 31, 1995. All members of the Board attended more than 75% of the total number of meetings of the Board and Board committees on which they served. The Board has four standing committees: Executive, Audit, Compensation and Stock Option.


The Executive Committee, is composed of three Directors, Dr. Sammon (Chairman), Mr. Constantino and Mr. Ahn. The Executive Committee did not meet in 1995. The Executive Committee meets when required on short notice during intervals between meetings of the Board and has authority to exercise all of the powers of the Board in the management and direction of the business and affairs of the Corporation in all cases in which specific directions shall not have been given by the Board and subject to the limitations of the General Corporation Law of the State of Delaware.


The Audit Committee consists of two Directors, Mr. Ahn (Chairman) and Dr. Castle, and met twice in 1995. The Audit Committee recommends the appointment of the independent auditors, consults with the independent auditors on the plan of audit, reviews the activities and reports of the independent auditors and reports the results of such to the Board, and reviews and makes recommendations concerning internal accounting controls.

The Compensation Committee is composed of three Directors, Mr. Ahn (Chairman), Dr. Sammon and Mr. Constantino. The Compensation Committee met twice in 1995. The Committee, which meets as required, reviews and establishes the compensation of the executive officers and other principal officers of the Company and its subsidiaries. The salaries and other compensation of any executive officers who are members of the Compensation Committee are subject to approval by the Board. The committee also reviews and recommends to the Board compensation for outside Directors for service on the Board and committees of the Board, administers the key employee incentive compensation program, makes recommendations to the Stock Option Committee for stock option awards and recommends to the Board changes in the Company's incentive plans. The Report of the Compensation Committee set forth below describes the responsibilities of this committee, and discloses the basis for the compensation of the Chief Executive Officer, including the factors and criteria upon which that compensation was based; compensation policies applicable to the Company's executive officers; and the specific relationship of corporate performance to executive compensation for 1995.

The Stock Option Committee is composed of two Directors, Dr. Sammon (Chairman) and Mr. Constantino, both of whom are "disinterested persons" within the meaning of Rule 16b-3 as promulgated under the Security Exchange Act of 1934, as amended and in compliance with the Company's 1995 Stock Option Plan. The Stock Option Committee met one time in 1995. The Committee, which meets as required, reviews recommendations of the Compensation Committee for stock option awards and otherwise serves as the administrative body for the Stock Option Plan.

Compensation of Directors

Directors who are employees of the Company are not separately compensated for serving on the Board. All other Directors receive annual retainers of $10,000 for membership on the Board and an attendance fee of $1,000 per day for attendance at Board meetings and any Committee meetings held on the same day and $500 per day, prorated accordingly, for Committee meetings held on days other than Board meeting days. All Directors are also reimbursed for all reasonable expenses incurred in attending meetings. In addition, for serving on the Board, each non-employee Director receives an initial Nonqualified Stock Option to purchase 5,000 shares of the Company's common stock at an exercise price equal to 80% of the fair market value of the stock on the date of grant vesting 20% per year over five years. Upon expiration of such five-year period, such non-employee Directors may be granted additional Nonqualified Stock Options under the then existing stock option plan.

Section 16

Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and Directors, and persons who own more than 10% of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities Exchange Commission, the New York Stock Exchange and the Company. To the Company's knowledge, based solely on its review of the copies of such reports received by the Company and written representations from certain reporting persons that they were not required to file Form 5's, the Company believes that during 1995 all filing requirements were met except for the following: due to an error by administrative personnel, there was a failure to file on a timely basis a Form 4, Statement of Changes in Beneficial Ownership, on behalf of Mr. Constantino, relative to the sale of stock by his wife on March 16, 1995. Upon discovery of the omission, the Form 4 was immediately filed.

Other Relationships

In 1995, $50,000 was paid to Morgan Lewis Githens and Ahn, Inc. of which Mr. Ahn is a partner, for investment banking consulting services.

         SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS


The following table sets forth certain information regarding the ownership of the Company's common stock as of March 31, 1996, by each Director, by each of the Executive Officers named in the Summary Compensation Table below, by all Directors and Executive Officers as a group, and by Other Beneficial Owners.

                                                       Amount and Nature of
Name of Beneficial Owner or Group                    Beneficial Ownership (1)             Percent of Class
- ---------------------------------                    ------------------------             ----------------
   Dr. John W. Sammon, Jr. ...............................  4,100,200  (2) (3)                   52.92%
   Charles A. Constantino.................................    537,961  (4)                        6.94%
   J. Whitney Haney.......................................    269,800  (5)                        3.37%
   Sangwoo Ahn............................................     53,500  (6)                          *
   Albert Lane, Jr. ......................................     16,845  (7)                          *
   Dr. James C. Castle ...................................     12,500  (9)                          *
   Dr. John P. Retelle, Jr. ..............................      9,050  (8)                          *
   All Directors and Executive Officers
   as a Group (8 persons).................................  5,023,256                            61.99%

Other Principal Beneficial Owners

   Deanna D. Sammon ......................................    935,685  (10) (11)                 12.08%

- ------------------------
* Represents less than 1%

 (1) Except as otherwise noted, each individual has sole voting and investment power with respect to all shares.

 (2) Does not include 777,510 shares beneficially owned, or the 158,175 shares held as custodian by Dr. Sammon's wife, Deanna D. Sammon. Dr. Sammon disclaims beneficial ownership of such shares.

 (3) Includes 77,700 held by Dr. Sammon as trustee for the benefit of his daughter under a trust agreement dated July 5, 1983.

 (4) Does not include 8,800 shares owned by Mr. Constantino's wife, Elaine Constantino. Mr. Constantino disclaims beneficial ownership of such shares.

 (5) Includes 267,300 shares which Mr. Haney has or will have the right to acquire pursuant to the Company's stock option plans as of May 30, 1996.

 (6) Includes 32,500 shares which Mr. Ahn has the right to acquire pursuant to the Company's stock option plans as of May 30, 1996.

 (7) Represents shares Mr. Lane has or will have the right to acquire pursuant to the Company's stock option plans as of May 30, 1996.

 (8) Includes 7,500 shares which Dr. Castle has or will have the right to acquire pursuant to the Company's stock option plans as of May 30, 1996.

 (9) Represents shares Dr. Retelle has or will have the right to acquire pursuant to the Company's stock option plans as of May 30, 1996.

(10) Includes 158,175 shares held by Mrs. Sammon as custodian for her children.

(11) Does not include 4,100,200 shares beneficially owned by Mrs. Sammon's husband, Dr. John Sammon, Jr. Mrs. Sammon disclaims beneficial ownership of such shares.

The address for Dr. John W. Sammon, Jr., Deanna D. Sammon and Charles A. Constantino is c/o PAR Technology Corporation, PAR Technology Park, 8383 Seneca Turnpike, New Hartford, NY 13413-4991. By virtue of his ownership interest, Dr. Sammon may be considered in control of the Company. The holders of Common Stock do not have cumulative voting rights in the election of Directors. Consequently, Dr. Sammon has sufficient votes to elect all Directors of the Company.

                             EXECUTIVE COMPENSATION

The following table sets forth information concerning compensation for each of 1995, 1994 and 1993 awarded to, earned by, or paid to the Chief Executive Officer and the four most highly compensated Executive Officers of the Company other than the Chief Executive Officer.

                           SUMMARY COMPENSATION TABLE

                                                                                 Long Term Compensation
                                    ---------------------------------------------------------------------
                                        Annual Compensation                     Awards            Payouts
                                    ---------------------------------------------------------------------
                                                              Other                   Securities
                                                              Annual     Restricted   Underlying               All Other
                                                              Compen-    Stock        Options/      LTIP       Compen-
Name and                                           Bonus      sation     Award(s)     SAR's (#)    Payouts     sation
Principal Position           Year     Salary        (1)         ($)        ($)          (2)          ($)       ($)  (3)
- ------------------           ------------------------------------------------------------------------------------------
Dr. John W. Sammon, Jr.     1995     $200,904     $  76,206     -0-        -0-         -0-           -0-      $   7,130
Chairman of the Board,      1994     $192,856     $ 110,030     -0-        -0-         -0-           -0-      $   7,172
President and Director      1993     $185,302     $  57,309     -0-        -0-         -0-           -0-      $   8,969

Charles A. Constantino      1995     $173,772     $  56,498     -0-        -0-         -0-           -0-      $   7,130
Executive Vice President    1994     $166,815     $  81,803     -0-        -0-         -0-           -0-      $   7,172
and Director                1993     $152,968     $  39,978     -0-        -0-         -0-           -0-      $   8,033

J. Whitney Haney            1995     $175,956     $  56,396  $  9,026      -0-         -0-           -0-      $   7,130
President, PAR Microsystems 1994     $169,189     $  89,583     -0-        -0-         -0-           -0-      $   7,172
Corporation                 1993     $162,103     $  35,235     -0-        -0-         -0-           -0-      $   8,768

Albert Lane, Jr.            1995     $140,270     $  71,317     -0-        -0-         -0-           -0-      $   7,130
President, Rome Research    1994     $132,600     $  81,102     -0-        -0-         -0-           -0-      $   7,172
Corporation                 1993     $118,000     $  53,597     -0-        -0-         21,300        -0-      $   7,206

Dr. John P. Retelle, Jr.    1995     $124,668     $  39,105     -0-        -0-          5,000        -0-      $   7,130
President, PAR Government   1994     $115,000     $  34,898     -0-        -0-          5,000        -0-      $     856
Systems Corporation         1993     $ 53,865     $  18,495     -0-        -0-         25,000        -0-           -0-

- --------------------
(1)    Cash bonus awards earned in the respective fiscal year.

(2) Represents stock options granted under the Company's 1984 Stock Option Plan or 1995 Stock Option Plan.

(3) All Other Compensation column consists only of Company contributions to the employees Profit Sharing component of the Company's Retirement Plan.

In December 1991, PAR Microsystems Corporation granted Mr. Haney a loan for $60,000 with interest at the prime rate, adjusted monthly, which is due on January 2, 1997. In January 1992, PAR Microsystems Corporation granted Mr. Haney an additional loan which totaled $540,000 with interest at the prime rate, adjusted monthly, with is also due on January 2, 1997. The principal amount of such notes, $600,000, is secured by a Deed to Secure Debt on real estate owned by Mr. Haney and his wife. As of March 31, 1996 the total principal and interest outstanding on such loans was $809,392.88.

In 1994, Rome Research Corporation granted Mr. Constantino loans aggregating $350,000 with interest at the prime rate. In 1994, $50,000 was repaid to Rome Research Corporation on these loans. In 1995, Rome Research Corporation granted Mr. Constantino additional loans totaling $50,000 with interest at the prime rate. These outstanding loans totaling $350,000 together with interest were repaid in full in 1995.




The policies and practices of the Corporation pursuant to which the compensation set forth in the Summary Compensation Table was paid or awarded is described under "Compensation Committee Report" set forth elsewhere in this proxy statement.


                    Options/SAR's Granted in Last Fiscal Year

There were no stock options or stock appreciation rights ("SAR's") granted to Executive Officers named in the Summary Compensation Table during 1995.


         Aggregated Option Exercises in 1995 and Year-End Option Values

The table which follows sets forth information concerning exercises of stock options during 1995 by each of the Executive Officers named in the Summary Compensation Table and the value of his unexercised Options as of December 31, 1995 based on a fair market value of $9.06 per share of the Company's common stock on such date:

                                                                                        Value of Unexercised
                                                        Number of Unexercised           in-the-Money
                                                        Options at 12/31/95             Options at 12/31/95 (2)
                              Acquired    Value  (1)
       Name                on Exercise    Realized     Exercisable   Unexercisable    Exercisable   Unexercisable
       ----                ------------   ---------   ------------   -------------    -----------   -------------
Dr. John W. Sammon, Jr.      -----        -----          -----         -----            -----          -----

Charles A. Constantino       -----        -----          -----         -----            -----          -----

J. Whitney Haney           10,000 (3)    $ 53,750        267,900        70,600        $ 1,624,144       $428,012

Dr. John P. Retelle         2,500 (3)    $ 15,345         12,050        13,850        $    39,735       $ 48,394

Albert Lane, Jr.           12,700 (3)    $ 82,690         19,780         8,520        $    89,856       $ 43,133

- ------------------
(1) The value realized equals the aggregate amount of the excess of the fair market value on the date of exercise (the average of the high and low prices of the Company's common stock as reported in the Wall Street Journal for the exercise date) over the relevant exercise price(s).

(2) The value is calculated based on the aggregate amount of the excess of $9.06 (the fair market value of the Company's common stock on 12/31/95) over the relevant exercise price(s).

(3)    Shares were acquired and sold the same day.

                          COMPENSATION COMMITTEE REPORT

Pursuant to its responsibilities, the Compensation Committee of the Board of Directors (the "Committee") performs annual reviews of the performance and contribution of the Company's executive officers against annual and long term commitments and objectives to determine the nature and extent of executive compensation actions. Decisions of the Committee relative to the compensation of employee committee members (Dr. Sammon and Mr. Constantino) are subject to review and approval by a majority of the disinterested members of the Board.

General Compensation Policy

PAR's executive compensation program is designed to attract, motivate, reward and retain the management talent essential to achieving PAR's business objectives and maintaining its position of leadership in the industry. Compensation for PAR's executive officers in 1995 is consistent with the three fundamental principles of the executive compensation program:

       o Executive   compensation   must  be  tied  to  the  Company's   general
         performance and achievement of financial and strategic goals;

       o Executive compensation opportunities should be competitive with those provided by other leading high technology companies of comparable size; and

       o Provide incentives that align the long-term financial interests of the Company's executives with those of its Shareholders.


Elements of Executive Compensation

To meet its policy objectives for executive compensation, the Company's executive compensation program consists of Base Salary, Incentive Compensation and Stock Options.

Base Salary. The Committee reviewed and set the annual base salary of the executive officers for fiscal 1995. In setting annual base salaries, the Committee considered the salaries of relative executives in similar positions in the industry from its most recent contracted survey, the level and scope of responsibility, experience and performance of the executive, financial performance of the Company and overall general economic factors. The Committee believes that the companies with whom the Company competes for compensation purposes are not necessarily the same companies with which shareholder cumulative returns are compared. The peer groups used in the Performance Graph below include the Standard & Poor's 500 Stock Index and those computer hardware companies deemed most comparable to the Company's businesses for measuring stock performance. An objective of the Committee is to administer the salary for each executive management position within a range with a midpoint near the average midpoint for comparable positions at companies of similar size, line of business and geographic area. In implementing its compensation policies, the Committee also considers the individual experience and performance of the executive, the performance of the organization over which the executive has responsibility, the performance of the Company and general economic conditions. The Committee gives such weight to each factor as it deems appropriate.

Incentive Compensation. PAR's executive officers participate with other key employees in the Key Employee Incentive Compensation Program. Adopted in 1985, this program provides compensation calculated on annual business unit performance and overall corporate performance compared to predetermined financial goals. Under this program, key employees are eligible to receive an annual incentive cash bonus based on the performance of the Company and the appropriate business unit as measured against pre-established financial objectives which include measurements of profit before tax, revenue, accounts receivable collection cycle and inventory turns. Performance attainment of no less than 75% and up to 200% of the targeted objective will entitle the participant to receive a proportionally calculated incentive bonus. For 1995, the maximum possible incentive bonuses for achievement of 100% performance was dependent upon the participant's organizational level and ranged from 25% to 35% of the participant's base salary.



Stock Options. In furtherance of the objective of providing long-term financial incentives that relate to improvement in long-term Shareholder value, the Company awards stock options to its key employees (including executive officers) under its 1995 Stock Option Plan ("Option Plan"). Stock options ("Options") granted under the Option Plan may be either Incentive Stock Options as defined by the Internal Revenue Code ("Incentive Stock Options") or Options which are not Incentive Stock Options ("Nonqualified Stock Options"). The Option Plan is administered by the Stock Option Committee of the Board of Directors. Upon review of recommendations from the Compensation Committee, the Stock Option Committee from time to time determines the key employees of the Company and its subsidiaries who shall be granted Options, the type of Options to be granted, the terms of the grant and the number of shares to be subject thereto. Option grants become exercisable no less than six months after the grant and typically expire ten years after the date of the grant. Option grants are discretionary and are reflective of the value of the recipients' position as well as the current performance and continuing contribution of that individual to the Company.


CEO Compensation for Fiscal 1995

The Committee based the 1995 compensation of the Chief Executive Officer on the policies and practices described above. In 1995, Dr. Sammon received salary compensation of $200,904, an increase of 4% over his 1994 salary and earned an Incentive Compensation bonus payment of $76,206. The Incentive Compensation award was based on the Company's performance to pre-established objectives for profit before tax, revenue, inventory turns and accounts receivable collection cycle with each objective carrying a pre-established weight. Dr. Sammon, the Company's founder, became a shareholder before the Company became publicly-owned and has not, to date, been granted options under the Company's Stock Option Plan in view of his already existing substantial interest in maximizing the value of the Company's common stock.

                                               Compensation Committee

                                               Sangwoo Ahn, Chairman
                                               Dr. John W. Sammon, Jr.
                                               Charles A. Constantino

Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 that might incorporate by reference this proxy statement, in whole or in part, the above Compensation Committee Report and the Performance Graph set forth below shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933 (the "1933 Act") or the Securities Exchange Act of 1934 (the "1934 Act"), except to the extent the Company specifically incorporates them by reference into a filing under the 1933 Act or the 1934 Act nor shall such Compensation Committee Report or Performance Graph be deemed to be "soliciting material" or to be "filed" with the Securities and Exchange Commission or subject to Regulation 14A or 14C under the 1934 Act or to the liabilities of Section 18 of the 1934 Act, except to the extent that the Company specifically incorporates them by reference into a filing under the 1933 Act or the 1934 Act. As of the date of this proxy statement, the Company has made no such incorporation by reference or request.


Compensation Committee Interlocks and Insider Participation

Dr. John W. Sammon, Jr., Chairman of the Board and President of the Company and Mr. Charles A. Constantino, Executive Vice President of the Company serve as members of the Compensation Committee and the Stock Option Committee.

                                PERFORMANCE GRAPH

The following Performance Graph shows the changes over the past five year period (1991 through 1995) in the value of $100 invested in: (1) the Company's common stock, (2) the Standard & Poor's 500 Index, and (3) the common stock of the Computer Hardware Listed Industry Group (companies with SIC codes of 3571 and
3575) whose returns are weighted according to their respective market capitalizations. The closing price of the Company's stock on December 31, 1990 was $2.63 and an investment of $100 would have acquired 38 shares of the Company. On December 31, 1995 the Company's stock price closed at $9.00 making the value of the originally acquired 38 shares $343.

The following companies are included in Computer Hardware Listed Industry Group:
Amdahl Corporation, Atari Corporation, Ceridian Corporation, Compaq Computer Corporation, Cray Research Inc., Datapoint Corporation, Intelligent Systems Corporation, PAR Technology Corporation, Silicon Graphics Inc., Stratus Computer Inc., Sulcus Computer Corporation, Tandem Computers Incorporated, and Tandy Corporation. Commodore International Limited, Convex Computer Corporation and NBI Corporation, were formerly included in the Computer Hardware Listed Industry Group. PAR has been advised that stock for these companies is no longer publicly traded and therefore they are excluded from PAR's peer group.

The year-end values of each investment are based on share price appreciation and the reinvestment of dividends.

[GRAPHIC OMITTED]

* $100 invested on 12/31/90 in stock or index including reinvestment of dividends. Fiscal year ending December 31.

                           12/31/90     12/31/91     12/31/92     12/31/93      12/31/94     12/31/95
                           --------     --------     --------     --------      --------     --------
     PTC                      100          100           233          286          252          343
     PEER GROUP               100           88            97          132          177          184
     S&P 500                  100          130           140          155          157          215

Proposal 2.

         PROPOSAL TO AMEND THE COMPANY'S CERTIFICATE OF INCORPORATION TO
                   INCREASE THE AUTHORIZED NUMBER OF SHARES OF
                    COMMON AND PREFERRED STOCK OF THE COMPANY

The Company's Board of Directors has adopted a resolution recommending that the Shareholders adopt an amendment to Article FOURTH of the Company's Amended Certificate of Incorporation, (the "Certificate of Incorporation") in order to increase the authorized number of shares of the Company's Common Stock from 12,000,000 to 19,000,000 and to increase the authorized number of shares of the Company's Preferred Stock from 500,000 to 1,000,000 (the "Amendment"). If the Amendment is approved, Section 1 of Article FOURTH of the Certificate of Incorporation, which sets forth the Company's present authorized capital stock, will be deleted and the following will be substituted therefor:

         "The Corporation shall have authority to issue twenty million (20,000,000) shares of stock consisting of nineteen million (19,000,000) shares of Common Stock of the par value of $0.02 per share and one million (1,000,000) shares of Preferred Stock of the par value of $0.02 per share."

The proposed increase in the number of authorized shares of Common and Preferred Stock will ensure that sufficient shares will be available, if needed, for issuance in connection with acquisitions, equity financing, employee benefit plans, stock splits, public offerings and other corporate purposes deemed to be in the best interest of the Company and its Shareholders. The Board of Directors believes that the availability of the additional shares for such purposes without delay or the necessity for a special shareholders' meeting would be beneficial to the Company in that it will give the Company greater flexibility in responding quickly to advantageous business opportunities. The Company from time to time considers whether additional equity capital should be raised by the Company by public or private sale. If required by law or regulation, the Company will seek Shareholder approval prior to any issuance of shares.

Approval of the Amendment and the subsequent issuance of the additional authorized shares could have the effect of diluting existing Shareholder earnings per share, book value per share and voting power. The holders of any of these additional authorized shares of Common Stock issued in the future would have the same rights and privileges as the holders of the shares of Common Stock currently authorized and outstanding. Those rights do not include preemptive rights with respect to the future issuance of any additional shares. As with the currently authorized shares of Preferred Stock, these additional authorized shares of Preferred Stock would have the rights and privileges as determined by the Board of Directors pursuant to Section 2 of Article FOURTH of the Certificate of Incorporation. It is not possible to state the precise effect of increasing the number of authorized shares of Preferred Stock upon the rights of holders of Common Stock until the Board of Directors determines the respective preferences, limitations and relative rights of the holders of any future series of Preferred Stock. However, such effects may include a dilution of the voting power of the Common Stock to the extent that such Preferred Stock has voting rights.

Approval of the Amendment and the subsequent issuance of the additional authorized shares may also have the effect of deterring or rendering more difficult attempts by third parties to obtain control of the Company if such attempts are not approved by the Board of Directors in that the shares may be used to make a counter-offer for the shares of the bidder or by selling shares to dilute the voting power of the bidder. Issuances of Preferred Stock can be implemented, and have been implemented by some companies in recent years, with voting or conversion privileges intended to make acquisition of a company more difficult or costly. Such an issuance could be used to discourage or limit
Shareholder participation in certain types of transactions that might be proposed (such as a tender offer), whether or not such transactions were favored by the majority of the Shareholders.

Existing provisions contained in the Company's Certificate of Incorporation and By-Laws already afford the Company some protection against acquisition attempts which are not supported by the Board of Directors.

The Certificate of Incorporation provides for the issuance of serial Preferred Stock and authorizes the Board of Directors, without prior Shareholder approval, to fix the number of shares constituting each series and to fix the dividend, redemption, conversion, voting rights and other rights, preferences and restrictions relating thereto. In addition, the Certificate of Incorporation provides for a Board of Directors divided into three classes of directors serving staggered three-year terms; provides that Shareholder action can only be taken at an annual or special meeting and requires Shareholder action by written consent in lieu of a meeting to be at the consent of all Shareholders entitled to vote on such action; and provides that certain of its provisions cannot be altered, amended or repealed and no provisions inconsistent with such provisions can be adopted without the affirmative vote of holders of at least two-thirds of the shares generally entitled to vote for the election of directors.

The Company's By-Laws provide that the number of directors on the Company's Board may be fixed by the Board of Directors; that in order for a person to be eligible for election as a director of the Company, such person must be nominated by or at the direction of the Board of Directors or by a Shareholder entitled to vote for the election of directors in accordance with certain specified procedures. Shareholder nominations must be made pursuant to timely written notice to the Secretary of the Company. The Shareholder's notice must provide certain specified information about the proposed nominee and the nominating Shareholder. In addition, Shareholder meetings may conduct only that business which has been brought before the meeting by or at the direction of the Board of Directors or by a Shareholder who has given timely prior written notice. To be considered timely for purposes of nomination of a director or the presenting of business at the meeting, in most cases, the Shareholder's notice must be received at the principal executive offices of the Company not less than 60 nor more than 90 days prior to the date of the Shareholders' meeting. These By-Law provisions may discourage or deter a third party from soliciting proxies to elect its own slate of directors or otherwise attempting to gain control of the Company.

Both the Company's Certificate of Incorporation and By-Laws contain provisions which require a resolution adopted by the majority of the entire Board of Directors to call a special meeting of Shareholders; that all matters to be acted upon at a special meeting of Shareholders be specified in the notice for such meeting; that any action taken by Shareholders to adopt, amend or repeal the Company's By-Laws will require a two-thirds vote of the Shareholders entitled to vote generally for the election of directors and that any such proposed action is required to be described or referred to in the notice for the Shareholder meeting at which such vote is to occur.

All of the provisions described above may tend to discourage acquisition attempts. The Board of Directors is not aware of any current efforts to accumulate the Company's shares or to obtain control of the Company by means of a merger, tender offer, solicitation in opposition to management or otherwise.

The Board of Directors recommends a vote FOR this Proposal. Proxies solicited by the Board of Directors will be so voted unless Shareholders specify otherwise in their proxies.


Proposal 3.

           PROPOSAL TO RATIFY THE SELECTION OF INDEPENDENT ACCOUNTANTS

On the recommendation of the Audit Committee, the Board of Directors has selected Price Waterhouse LLP as the independent accountants to examine the financial statements of the Company and its subsidiaries for the year 1996. Price Waterhouse LLP has been employed to perform this function for the Company since fiscal 1980.

One or more representatives of Price Waterhouse LLP will be present at the Annual Meeting, will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Although this appointment is not required to be submitted to a vote of the Shareholders, the Board believes it is appropriate as a matter of policy to request that the Shareholders ratify the appointment. If the Shareholders do not ratify the appointment, the Audit Committee will investigate the reasons for Shareholder rejection and the Board will reconsider the appointment.

The Board of Directors recommends a vote FOR the proposal to ratify the selection of Price Waterhouse LLP. Proxies solicited by the Board of Directors will be so voted unless Shareholders specify otherwise in their proxies.


                                  OTHER MATTERS

Other than the foregoing, the Board of Directors knows of no matters which will be presented at the Annual Meeting for action by Shareholders. However, if any other matters properly come before the Meeting, or any adjournment thereof, the persons acting by authorization of the proxies will vote thereon in accordance with their best judgment.

                  SHAREHOLDER PROPOSALS FOR 1997 ANNUAL MEETING

Proposals of Shareholders intended to be presented at the 1997 Annual Meeting must be received by the Company on or before January 13, 1997 to be considered for inclusion in the 1997 Proxy Statement and proxy relating to that meeting. The Company recommends that all proposals be submitted by Certified Mail - Return Receipt Requested.

                                           By Order of the Board of Directors



                                           Gregory T. Cortese
                                           Secretary
May 13, 1996

                                 REVOCABLE PROXY
                           PAR TECHNOLOGY CORPORATION

[ X ]   PLEASE MARK VOTES AS IN THIS EXAMPLE

                 ANNUAL MEETING OF SHAREHOLDERS -- JUNE 4, 1996

The undersigned  shareholder of PAR TECHNOLOGY  CORPORATION hereby appoints JOHN
W. SAMMON, JR., CHARLES A. CONSTANTINO and J. WHITNEY HANEY or any one of them, jointly or severally, proxies with full power of substitution, to vote all shares of Common Stock of the Company which the undersigned is entitled to vote at the 1996 Annual Meeting of Shareholders to be held on June 4, 1996 at 4:00 PM, Local Time, and at any adjournment thereof, for the election of a Director and upon the proposals set forth and more particularly described in the accompanying Notice of Annual Meeting and Proxy Statement and upon such other matters that may properly come before the meeting. The undersigned hereby instructs said proxies to vote as follows:

The Board of Directors recommends a vote FOR Items 1, 2 and 3:

1. ELECTION OF DIRECTOR  -

   Nominee:  James C. Castle

   [   ] FOR      [   ] WITHHOLD

2. PROPOSAL TO AMEND THE COMPANY'S AMENDED CERTIFICATE OF INCORPORATION TO INCREASE THE AUTHORIZED NUMBER OF SHARES OF COMMON STOCK FROM 12,000,000 SHARES TO 19,000,000 SHARES AND TO INCREASE THE AUTHORIZED NUMBER OF SHARES OF PREFERRED STOCK FROM 500,000 SHARES TO 1,000,000 SHARES.

   [   ] FOR      [   ] AGAINST      [   ] ABSTAIN

3. PROPOSAL TO RATIFY THE SELECTION OF PRICE WATERHOUSE AS THE INDEPENDENT ACCOUNTANTS FOR THE COMPANY FOR THE YEAR 1996.


I plan to attend the Annual Meeting [    ]

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

UNLESS OTHERWISE INSTRUCTED ABOVE, THE SHARES REPRESENTED HEREBY WILL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS SET FORTH ABOVE. (If signing as attorney, executor, administrator, trustee or guardian, please give full title as such and if signing for a corporation, please give your title. When shares are in the name of more than one person, each should sign the proxy.)

Detach above card, sign, date and mail in postage paid envelope provided.

                           PAR TECHNOLOGY CORPORATION

                               PLEASE ACT PROMPTLY
                     SIGN, DATE & MAIL YOUR PROXY CARD TODAY